Exhibit 99.1

FOR IMMEDIATE RELEASE

Supreme Industries Reports

Fourth-Quarter and Full-Year 2007 Financial Results

Goshen, Ind.—Feb. 21, 2008—Supreme Industries, Inc. (AMEX: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses, armored vehicles and luxury motorcoaches, today announced financial results for its fourth quarter and full year ended Dec. 29, 2007.

Net income for the year’s final quarter improved 113 percent to $0.9 million, or $.07 per diluted share, up from $0.4 million, or $.03 per diluted share, a year ago. Full-year net income was $4.2 million, or $.32 per diluted share, versus $4.6 million, or $.36 per diluted share, for 2006. The 2007 and 2006 fourth-quarter results were favorably impacted by a $0.2 million and a $0.3 million income tax benefit, respectively, principally attributable to the true-up of the Company’s estimated effective federal and state tax rates used during the first three quarters to the actual effective tax rates for the fiscal year.

Due principally to the slowing economy and related reduction in demand in the truck manufacturing industry, fourth-quarter and full-year 2007 net sales decreased 4 percent and 8 percent, to $73.7 million and $313.3 million, respectively. This compares with net sales of $76.5 million and $340.7 million in the like periods of 2006. Year-over-year sales in the Company’s largest segment—dry freight vehicles—declined 23 percent. Partially offsetting this decline were sales increases of Supreme’s luxury motorcoach and armored products.

Gross profit margin as a percentage of net sales for the year improved slightly to 11.2 percent from 11.0 percent in 2006. Selling, general and administrative expenses declined for the fourth quarter and full year by 5 percent and 2 percent, respectively, compared with the same periods in 2006. The decline in SG&A reflected increased cooperative marketing funds from chassis manufacturers and lower commission-related expenses, partially offset by Sarbanes-Oxley compliance costs.

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

Supreme President and Chief Operating Officer Robert W. Wilson commented, “As predicted, 2007 proved to be challenging for the truck manufacturing industry. However, management’s ongoing strategy of developing products for high-growth markets, such as the hybrid vehicle and homeland security sectors, pursuing incremental market opportunities derived from existing products and enhancing productivity and efficiency helped to mitigate the effects of the downturn on Supreme during the year.”

The Company reported strong cash flows that resulted in debt reduction of $10.9 million for 2007. The debt reduction represented more than 27 percent of long-term debt outstanding at the beginning of the year, and further strengthens Supreme’s balance sheet and capital structure. Interest expense declined 19 percent to $2.5 million from $3.1 million in 2006. Stockholders’ equity was $75.5 million, or $5.84 per share, at Dec. 29, 2007. At year-end, working capital totaled $59.5 million, compared with $66.6 million at year-end 2006. The working capital ratio at Dec. 29, 2007, was 3.3 to 1, while long-term debt as a percentage of the Company’s total assets improved to 21.7 percent from 27.3 percent at year-end 2006. Backlog at Dec. 29, 2007, was $87.0 million versus $97.5 million at year-end 2006.

Wilson continued, “Industry analysts are predicting down-cycle persistence through at least the first half of 2008, with the supply/demand dynamic for our core product group possibly tipping in our favor later in the year. Our strategy was validated in 2007 and Supreme is well positioned for the industry’s recovery.”

The Supreme Industries Board of Directors recently approved a cash dividend on its outstanding Class A and Class B Common Stock, based upon the Company’s financial condition and business prospects. Stockholders of record as of Feb. 25, 2008, will receive $0.095 for each share owned on that date, payable on March 3, 2008. This cash dividend is the eighteenth consecutive quarterly cash dividend since the Company commenced payment of regular cash dividends in 2003. Future cash dividend payments are necessarily subject to business conditions.

A live webcast of Supreme Industries’ earnings conference call can be heard today, Thursday, Feb. 21, 2008, at 4:30 p.m. Eastern Time at http://www.supremeind.com. Those unable to participate in the live conference call may access a replay available on the Company’s website until March 21, 2008.

To be added to Supreme Industries’ e-mail distribution list, please click on the link below:

http://www.clearperspectivegroup.com/clearsite/sts/emailoptin.html

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

About Supreme

Supreme Industries, Inc. (STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-purpose “shuttle-type” buses, armored vehicles and luxury motorcoaches. The Company’s transportation equipment products are used by a wide variety of industrial, commercial, law enforcement and Homeland Security customers.

News releases and other information on the Company are available on the Internet at:
http://www.SupremeInd.com

This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company’s management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company’s management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company’s product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company’s products. The forward-looking statements contained herein reflect the current views of the Company’s management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Robert W. Wilson, 574-642-4888
President and Chief Operating Officer

—FINANCIAL TABLES FOLLOW—

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

Supreme Industries, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Revenue:
Net sales	$73,678,715	$76,457,741	$313,272,723	$340,746,789
Cost of sales	65,895,038	68,586,130	278,089,294	303,182,249

Gross profit	7,783,677	7,871,611	35,183,429	37,564,540

Selling, general and administrative expenses	6,731,720	7,111,066	27,838,011	28,483,091
Other income	(204,420)	(153,479)	(594,654)	(560,045)

Operating income	1,256,377	914,024	7,940,072	9,641,494

Interest expense	540,559	759,033	2,472,267	3,054,726

Income before income taxes	715,818	154,991	5,467,805	6,586,768

Income taxes (benefit)	(166,000)	(259,000)	1,304,000	1,992,000

Net income	$881,818	$413,991	$4,163,805	$4,594,768

Earnings per share (EPS):
Basic	$.07	$.03	$.32	$.36
Diluted	.07	.03	.32	.36

Shares used in the computation of EPS:
Basic	12,903,479	12,705,211	12,829,699	12,696,598
Diluted	13,022,978	12,834,133	12,933,545	12,872,638

Cash dividends per share	$.095	$.095	$.38	$.38

Supreme Industries, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets

	December 29,	December 30,
	2007	2006
Assets
Current assets	$84,908,257	$91,694,912
Property, plant and equipment, net	47,429,725	48,389,483
Intangible assets, net	1,371,891	1,420,261
Other assets	64,860	620,064

Total assets	$133,774,733	$142,124,720

Liabilities
Current liabilities	$25,399,279	$25,129,594
Long-term debt	29,002,718	38,863,229
Deferred income taxes	3,572,605	2,923,216
Other long-term liabilities	333,046	—
Total liabilities	58,307,648	66,916,039
Total stockholders’ equity	75,467,085	75,208,681

Total liabilities and stockholders’ equity	$133,774,733	$142,124,720

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